   As filed with the Securities and Exchange Commission on June 8, 1999

                                                 Registration No. 333-78195
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                               ----------------

                              Amendment No. 1

                                    to
                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                               ----------------
                              TIBCO SOFTWARE INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                               7372                   77-0449727
 (State or other jurisdiction of     (Primary Standard Industrial   (I. R. S. Employer
 incorporation or  organization)      Classification Code Number)  Identification Number)

                               ----------------
                              TIBCO Software Inc.
                               3165 Porter Drive
                              Palo Alto, CA 94304
                                 (650) 846-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               ----------------
                                 VIVEK RANADIVE
                     President and Chief Executive Officer
                              TIBCO Software Inc.
                               3165 Porter Drive
                              Palo Alto, CA 94304
                                 (650) 846-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                   Copies to:

     LARRY W. SONSINI, Esq.        ALISON S. RESSLER, Esq.    WILLIAM H. HINMAN, Jr., Esq.
       BRIAN C. ERB, Esq.            Sullivan & Cromwell           Shearman & Sterling
Wilson Sonsini Goodrich & Rosati    1888 Century Park East         1550 El Camino Real
    Professional Corporation        Los Angeles, CA 90067         Menlo Park, CA 94025
       650 Page Mill Road               (310) 712-6600               (650) 330-2200
      Palo Alto, CA 94304
         (650) 493-9300

                               ----------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                               ----------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Explanatory Note

  This Amendment is for the sole purpose of filing additional exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                    Amount To
                                                                     Be Paid
                                                                   ------------
   SEC registration fee........................................... $     16,680
   NASD filing fee Nasdaq National Market listing fee.............        7,500
   Printing and engraving expenses................................            *
   Legal fees and expenses........................................            *
   Accounting fees and expenses...................................            *
   Blue Sky qualification fees and expenses.......................            *
   Transfer agent and registrar fees..............................            *
   Miscellaneous fees.............................................            *
                                                                   ------------
     Total........................................................ $          *
                                                                   ============

--------
* To be supplied by amendment

Item 14. Indemnification of Directors and Officers

  Article     of the Registrant's Certificate of Incorporation (Exhibit 3.1
hereto) and Article     of the Registrant's Bylaws (Exhibit 3.2 hereto) provide
for mandatory indemnification of its directors and officers, and permissible indemnification of employees and other agents, to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements (Exhibit 10.1 hereto) with its officers
and directors. Reference is also made to Section     of the Underwriting
Agreement contained in Exhibit 1.1 hereto, which provides for the indemnification of officers and directors of the Registrant against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

  From the Registrant's inception through February 28, 1999, the Registrant has had issued and sold the following securities:

  (a) On December 31, 1996, we issued and sold 38,000,000 shares of our common stock and 40,000,000 shares of our Series A preferred stock to Reuters Nederland B.V. in connection with the establishment by Reuters of TIBCO Software Inc. as a separate entity from TIBCO Inc. The consideration for the issuance of the shares consisted of $10,000,000 plus the book value of the assets transferred to us less the book value of the assumed liabilities.

  (b) On May 9, 1997, we issued and sold 8,730,000 shares of our Series B preferred stock to Cisco Systems, Inc. for a purchase price of approximately $15,714,000.

  (c) On December 31, 1997, we issued and sold 5,722,632 shares of Series C preferred stock to entities affiliated with Mayfield Fund LLP for a purchase price of approximately $11,045,000.

  (d) As of March 31, 1999, an aggregate of 8,032,282 shares of common stock had been issued upon exercise of options under our Stock Option Plan.

  The issuances of the securities described in (a), (b) and (c) above were deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of such Act as transactions by an issuer not involving any public offering. The issuances of the securities described in (d) above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act as transactions by an issuer in compensatory circumstances. All of the securities were acquired by the recipients for investment and with no view toward the resale or distribution thereof. In each instance, the recipients were sophisticated investors or employees of ours, the offer and sales were made without any public solicitation and the stock certificates bear restrictive legends. No underwriter was involved in the transactions and no commissions were paid. All recipients had adequate access, through their relationships with the registrant, to information about the registrant.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

 Exhibit
 Number  Description
 ------- -----------
  1.1*   Form of Underwriting Agreement.
  3.1*   Certificate of Incorporation of Registrant.
  3.2*   Bylaws of Registrant.
  4.1*   Form of Registrant's Common Stock certificate.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         regarding legality of the securities being issued.
 10.1*   Form of Indemnification Agreement.
 10.2    First Amended and Restated License, Maintenance and Distribution
         Agreement dated May 28, 1999, among Reuters Limited, TIBCO Finance
         Technology, Inc. and Registrant.
 10.3*   Form of Third Amended and Restated Stockholders Agreement, among
         Reuters Nederland B.V., Reuters Limited, Cisco Systems, Inc., Mayfield
         IX, Mayfield Associates Fund III, Vivek Ranadive and Registrant.
 10.4    1996 Stock Option Plan.
 10.5    1998 Director Option Plan.
 10.6*   Form of Assignment and Assumption of Lease Agreement, between TIBCO
         Finance Technology, Inc. and Registrant.
 10.7*   Form of Employment Agreement between Registrant and Vivek Y. Ranadive.
 10.8*   Form of Employment Agreement between Registrant and Robert P.
         Stefanski.
 10.9*   Form of Employment Agreement between Registrant and Paul G. Hansen.
 10.10*  Form of Employment Agreement between Registrant and Richard M. Tavan.
 10.11*  Form of Master Services Agreement among Registrant, TIBCO Finance
         Technology, Inc. and Reuters.
 10.12   Software License and Development Agreement dated May 11, 1999 between
         Cedel Global Services, societe anonyme and Registrant.
 21.1    List of subsidiaries.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (included in Exhibit 5.1).
 23.2**  Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 24.1**  Power of Attorney.

--------
* To be filed by amendment

** Previously filed

(b) Financial Statement Schedules

  Included in Notes to Financial Statements.

Item 17. Undertakings

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has had duly caused this Amended Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California on this 8th day of June, 1999.

                                          TIBCO SOFTWARE INC.

                                                /s/ Paul G. Hansen
                                          By: _________________________________

                                                    Paul G. Hansen

                                             Executive Vice President, Finance
                                              and Chief Financial Officer

                                               (Principal Financial Officer)


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Executive      June 8, 1999
____________________________________  Officer and Chairman of the
         Vivek Y. Ranadive            Board (Principal Executive
                                      Officer)

        /s/ Paul G. Hansen           Executive Vice President,       June 8, 1999
____________________________________  Finance and Chief Financial
           Paul G. Hansen             Officer (Principal
                                      Financial Officer)

                 *                   Corporate Controller and        June 8, 1999
____________________________________  Chief Accounting Officer
          Ginger M. Kelly             (Principal Accounting
                                      Officer)

                 *                   Director                        June 8, 1999
____________________________________
           Yogen K. Dalal

                 *                   Director                        June 8, 1999
____________________________________
          Edward R. Kozel

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   Director                        June 8, 1999
____________________________________
         Donald J. Listwin

                 *                   Director                        June 8, 1999
____________________________________
          Larry W. Sonsini

                 *                   Director                        June 8, 1999
____________________________________
            David G. Ure
                 *                   Director                        June 8, 1999
____________________________________
            Philip Wood

    /s/ Paul G. Hansen

*By: _____________________

      Paul G. Hansen

     Attorney-in-fact

                                 EXHIBITS INDEX

 Exhibit
 Number  Description
 ------- -----------
  1.1*   Form of Underwriting Agreement.
  3.1*   Certificate of Incorporation of Registrant.
  3.2*   Bylaws of Registrant.
  4.1*   Form of Registrant's Common Stock certificate.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         regarding legality of the securities being issued.
 10.1*   Form of Indemnification Agreement.
 10.2    First Amended and Restated License, Maintenance and Distribution
         Agreement dated May 28, 1999, among Reuters Limited, TIBCO Finance
         Technology, Inc. and Registrant.
 10.3*   Form of Third Amended and Restated Stockholders Agreement, among
         Reuters Nederland B.V., Reuters Limited, Cisco Systems, Inc., Mayfield
         IX, Mayfield Associates Fund III, Vivek Ranadive and Registrant.
 10.4    1996 Stock Option Plan.
 10.5    1998 Director Option Plan.
 10.6*   Form of Assignment and Assumption of Lease Agreement, between TIBCO
         Finance Technology, Inc. and Registrant.
 10.7*   Form of Employment Agreement between Registrant and Vivek Y. Ranadive.
 10.8*   Form of Employment Agreement between Registrant and Robert P.
         Stefanski.
 10.9*   Form of Employment Agreement between Registrant and Paul G. Hansen.
 10.10*  Form of Employment Agreement between Registrant and Richard M. Tavan.
 10.11*  Form of Master Services Agreement among Registrant, TIBCO Finance
         Technology, Inc. and Reuters.
 10.12   Software License and Development Agreement dated May 11, 1999 between
         Cedel Global Services, societe anonyme and Registrant.
 21.1    List of subsidiaries.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (included in Exhibit 5.1).
 23.2**  Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 24.1**  Power of Attorney.

--------
* To be filed by amendment

** Previously filed